EXHIBIT 16.1

LETTER FROM KYLE L. TINGLE, CPA, LLC TO THE
SECURITIES AND EXCHANGE COMMISSION, DATED OCTOBER 23, 2008

[LETTERHEAD OF KYLE L. TINGLE CPA, LLC]

October 23, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:         Energy Composites Corporation
Commission File No. 000-52397

Gentlemen:

This letter is to be filed in connection with the Periodic Report filed on Form 8-K by Energy Composites Corporation, formerly Las Palmas Mobile Estates (“the Company”), which we have reviewed, to be filed with the Securities and Exchange Commission.

We were previously the principal accountants for the Company through October 23, 2008 when our appointment was terminated.  We have read the Company’s statements included under Item 4 of its Form 8-K dated October 23, 2008 and agree with such statements.

At this time, there are no accounting disagreements on the financial statements prepared by this firm and filed with the Securities and Exchange Commission.

If you have any questions regarding this communication, please contact Kyle L. Tingle at (702) 450-2200.

Sincerely,

/s/ Kyle L. Tingle, CPA, LLC

Kyle L. Tingle, CPA, LLC

3145 E. Warm Springs Road * Suite 450 * Las Vegas, Nevada 89120 * PHONE: (702) 450-2200 * FAX: (702) 436-4218
E-MAIL: ktingle@kyletinglecpa.com